Exhibit 99.2
Exhibit 99.2

This presentation contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but only predictions by our company and/or our company's management. These statements generally can be identified by lead-in words such as "believe," "expect" "anticipate," "intend," "plan," "foresee" and other similar words. Similarly, statements that describe our company's objectives, plans or goals are also forward-looking statements. You are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among others, factors that could materially adversely affect actual results and performance include those risk factors that are listed in Sonic Automotive's Form 10-K for the year ending December 31, 2009. Cautionary Notice: Forward-Looking Statements

First Quarter 2010 Earnings Review April 27, 2010

Sonic Automotive Q1 2010 Quarter in Review Financial Review Operations Review Closing Comments

Overall Results - Q1 Total revenue up 13% New retail volume up 10% with margin up 30 bps New vehicle revenue up 11% Used retail vehicle unit volume up 25% Used retail vehicle revenue up 29% Used to new ratio of 1:1 Fixed operations revenue up 3% with margin up 70 bps New and used business driving F&I revenues Refinanced 2013 debt maturity balance sheet in good shape

Overall Results - QTD (Adjusted *) * See Appendix for reconciliation to GAAP/Reported amounts

SG&A - QTD (Adjusted *) *See Appendix for reconciliation to GAAP/Reported amounts **SG&A to gross bps change

Major Debt Maturities Balance sheet restructured and improved (amounts in millions) * * Includes $210.0 million due in 2018 of the 9.0% Notes

Debt Covenants Compliant with all covenants

Capital Spending

New Retail Vehicles - QTD Continuing Operations Q1 2010 Q1 2009 740.6 650.6 Q1 2010 Q1 2009 2462 2283 Revenue (amounts in millions) Gross Per Unit Revenue up 13.8% Gross Profit $ increase of 18.8% 7.8% increase

Used Vehicles Continuing Operations * Excludes any impact from incremental F&I sales and Fixed Operations business *

Fixed Operations - QTD Continuing Operations Q1 2010 Q1 2009 279.4 271.6 Revenue (amounts in millions) Q1 2010 Q1 2009 0.503 0.496 Gross Margin 70 bps Improvement Fixed Operations Revenue up 2.8%

2010 Outlook Continued improvement of fixed operations - may be weighted towards second half of year Still planning for an 11 million SAAR - some analysts are substantially higher Expect SG&A to gross to decline in subsequent quarters

Summary Operational playbooks continue to drive revenue and gross gains Used business continues to grow Investments in associates and turnover reductions will benefit the future Balance sheet continues to improve - debt maturity repositioning complete

APPENDIX

Reconciliation of Non-GAAP Financial Information

Reconciliation of Non-GAAP Financial Information

Reconciliation of Non-GAAP Financial Information